AXIA FEDERAL SAVINGS BANK

                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200



                      NOTICE OF SPECIAL MEETING OF MEMBERS


     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Axia Federal Savings Bank (the "Bank"), will be held at the main office of the Bank, located at 1410 St. Georges Avenue, Avenel, New Jersey, on __________, June ___, 1998 at ______ p.m., local time. The purpose of this Special Meeting is to consider and vote upon:

     The approval of a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization") pursuant to which the Bank will be reorganized into the mutual holding company structure. As part of the Plan, the Bank will convert to a federally-chartered stock savings bank which will be wholly-owned by Axia Bancorp, Inc., a newly-formed federal corporation (the "Company"). Pursuant to the Plan of Reorganization, the Stock Company will issue 53% of its to-be outstanding shares of common stock to Liberty
     Financial Services, MHC, a federal mutual holding company that will be formed pursuant to the Plan of Reorganization, and offer for sale to certain depositors 47% of its to-be outstanding shares of common stock; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

     The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors at the close of business on June ___, 1998 and borrowers of the Bank as of the close of business December 10, 1986 who remain borrowers as of June ___, 1998. In the event there are insufficient votes for approval of the Plan of Reorganization at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.


                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           John R. Bowen
                                           President and Chief Executive Officer

Avenel, New Jersey
May ___, 1998


                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
            FOR APPROVAL OF THE PLAN OF CONVERSION BY COMPLETING THE
                   ENCLOSED PROXY CARD AND RETURNING IT IN THE
               ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                           YOUR VOTE IS VERY IMPORTANT

                            AXIA FEDERAL SAVINGS BANK

                                 PROXY STATEMENT

             SPECIAL MEETING OF MEMBERS TO BE HELD ON JUNE ___, 1998

                               PURPOSE OF MEETING

     This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Axia Federal Savings Bank (the "Bank") of the proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Bank to be held at the main office of the Bank, located at 1410 St. Georges Avenue, Avenel, New Jersey, on June ___, 1998 at ____ p.m. local time and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of
Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization") under which the Bank would reorganize into the mutual holding company structure (the "Reorganization"). In the Reorganization, the Bank would be converted from its present mutual form of organization into a federally chartered savings bank organized in stock form and all the common stock of the stock savings bank would be sold concurrently to Liberty Financial Services, Inc. (the "Company"), a federal corporation. The Company would issue 53% of its Common Stock (the "Common Stock") to Liberty Financial Services, MHC, a to-be formed federal mutual holding company (the "Mutual Company") and offer and sell 47% of its to-be outstanding shares of Common Stock in a subscription offering and, possibly, a community offering. References to the Bank include the Bank when organized in stock form, as indicated by the context.

     A description of the Reorganization and Offering is described in detail in the section of the Prospectus entitle "The Reorganization and Offering," which is incorporated herein by reference.

     THE SUBSCRIPTION OFFERING HAS COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE BANK, THE COMPANY AND THE MUTUAL COMPANY, ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE OFFERING EXPIRES AT NOON, LOCAL TIME ON JUNE ___, 1998 UNLESS EXTENDED BY THE BANK AND THE HOLDING COMPANY.

                       SUMMARY OF PROPOSED REORGANIZATION

     This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

     Under its present mutual form of organization, the Bank has no stockholders. Its deposit account holders and certain of its borrowers are members of the Bank and have voting rights in that capacity. In the unlikely event of liquidation, the Bank's deposit account holders would have the sole right to receive any assets of the Bank remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan of Reorganization to be voted on at the Special Meeting, the Bank would reorganize into the mutual holding company structure (the "Reorganization"). In the Reorganization, the Bank would be converted into a federally chartered savings bank organized in stock form and all of the Bank's common stock would be sold concurrently to the Company. The Company will issue 53% of its to-be outstanding shares of Common Stock (the "Common Stock") to Liberty Financial Services, MHC, a to-be formed federal mutual holding company (the "Mutual Company") and offer and sell 47% of its to-be outstanding shares of Common Stock in a subscription offering (1) to depositors with an account balance of $50 or more as of September 30, 1997 ("Eligible Account Holders"), (2) tax-qualified employee stock benefit plans of the Bank ("Tax-Qualified Employee Plans"), (3) depositors of the Bank with an account balance of $50 or more as of March 31, 1998 ("Supplemental Eligible Account Holders"), (4) depositors of the Bank as of June ___, 1998, other then Eligible or Supplemental Eligible Account Holders, and borrowers as of December 10, 1986 who remain borrowers as of June ___, 1997 ("Other Members") and (5) directors, officers and employees of the Bank (the "Subscription Offering"). Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion.

     At anytime  following  commencement of the  Subscription  Offering,  to the extent the Common Stock is not all sold to the persons in the foregoing categories, the Company may offer Common Stock to members of the general public to whom a prospectus (the "Prospectus") has been delivered, with first preference to natural persons residing in the New Jersey Counties of Union and Middlesex (the "Community Offering"). The Subscription Offering and the Community Offering are referred to collectively as the "Offering." All depositors who have membership and liquidation rights with respect to the Bank immediately prior to the completion of the Reorganization will continue to have such rights solely with respect to the Mutual Company as long as they maintain deposit accounts in the Bank after the completion of the Reorganization.

     THE CONVERSION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY SAVINGS DEPOSIT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE STOCK CONVERSION.

Business Purposes for         Net Offering proceeds are expected to increase the
Reorganization and Offering   capital  of  the  Bank,  which  will  support  the
                              expansion of its financial services to the public.
                              The  conversion  to  stock  form  and the use of a
                              holding  company  structure  are also  expected to
                              enhance  its  ability to expand  through  possible
                              mergers  and   acquisitions   (although   no  such
                              transactions are contemplated at this time) and to
                              diversify into other  financial  services and will
                              facilitate  its future  access of the  Company and
                              the   Bank   to   the   capital    markets.    The
                              Reorganization  shall be deemed to occur and shall
                              be  effective  upon   completion  of  all  actions
                              necessary or appropriate under applicable federal statutes and regulations and the policies of the Office of Thrift Supervision ("OTS") to complete the Reorganization, including without limitation the approval of the Reorganization by the members of the Bank.

Subscription and Community    As part of the  Reorganization,  Common  Stock  is
Offering                      being   offered  for  sale  in  the   Subscription
                              Offering,  in the priorities  summarized below, to
                              the  Bank's  (1)  Eligible  Account  Holders,  (2)
                              Tax-Qualified  Employee  Plans,  (3)  Supplemental
                              Eligible  Account  Holders (4) Other Members,  and
                              (5)   employees,   officers  and   directors.   In
                              addition,   should   a   Community   Offering   be
                              conducted, members of the general public may purchase Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering, with a preference first to natural persons residing in the New Jersey
                              Counties of Union and Middlesex.

Subscription Rights of        Each  Eligible   Account  Holder  has  been  given
Eligible Account Holders      non-transferable rights to subscribe for an amount
                              of shares equal to the greater of (i) $100,000 of the Common Stock sold in the Offering; (ii) one-tenth of one percent of the total offering of shares of Common Stock in the Offering, to the extent such shares are available; or (iii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date.



Subscription Rights of        The Bank's Tax-Qualified  Employee Plans have been
Tax-Qualified  Employee Plans given   non-transferable   rights  to   subscribe,
                              individually  and in the aggregate,  for up to 10%
                              of the total number of shares sold in the Offering
                              after  satisfaction of  subscriptions  of Eligible
                              Account Holders. Notwithstanding the foregoing, to
                              the extent orders for shares exceed the maximum of
                              the appraisal range,  Tax-Qualified Employee Plans
                              shall be  afforded a first  priority  to  purchase
                              shares  sold above the  maximum  of the  appraisal
                              range.  It  is  anticipated   that   Tax-Qualified
                              Employee  Plans  will  purchase  8% of the  Common
                              Stock sold in the Offering.

Subscription Rights of        After  satisfaction of  subscriptions  of Eligible
Supplemental Eligible Account Account Holders and Tax-Qualified  Employee Plans,
Holders                       each  Supplemental  Eligible Account Holder (other
                              than  directors and officers of the Bank and their
                              associates) has been given non-transferable rights
                              to subscribe  for an amount of shares equal to the
                              greater of (i)  $100,000 of the Common  Stock sold
                              in the Offering;  (ii) one-tenth of one percent of
                              the total  offering  of shares of Common  Stock in
                              the  Offering,  to  the  extent  such  shares  are
                              available;  or (iii) 15 times the product (rounded
                              down  to  the  whole  next  number)   obtained  by
                              multiplying  the  total  number  of  shares  to be
                              issued by a fraction of which the numerator is the
                              amount of qualifying  deposits of such  subscriber
                              and  the  denominator  is  the  total   qualifying
                              deposits of all account  holders in this  category
                              on the qualifying date. The subscription rights of
                              each Supplemental Eligible Account Holder shall be
                              reduced   to   the   extent   of   such   person's
                              subscription rights as an Eligible Account Holder.

Subscription Rights of Other  Each Other Member has been given  non-transferable
Members rights to subscribe for an amount of shares equal to the greater of (i) $100,000 of the Common Stock sold in the Offering; or (ii) one-tenth of one percent of the total number of shares offered in the Offering after satisfaction of the subscriptions of the Bank's Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders.

Subscription Rights of Bank   Each individual employee,  officer and director of
Personnel                     the Bank has been given the right to subscribe for
                              an  amount  of  shares  equal to  $100,000  of the
                              Common   Stock   sold   in  the   Offering   after
                              satisfaction  of  the  subscriptions  of  Eligible
                              Account  Holders,  Tax-Qualified  Employee  Plans,
                              Supplemental  Eligible  Account  Holders and Other
                              Members.   Total  shares  subscribed  for  by  the
                              employees, officers and directors in this category may not exceed 25% of the total shares sold in the Offering.

Purchase Limitations          No person or entity, together with associates, and
                              persons acting in concert,  may purchase more than
                              $200,000  of  the  Common  Stock  offered  in  the
                              Offering.  The Boards of  Directors of the Company
                              and  the  Bank  may,  in  their  sole  discretion,
                              increase  the maximum  purchase  limitation  up to
                              9.99% of the shares sold, provided that orders for
                              shares  exceeding  5%  shall  not  exceed  in  the
                              aggregate,  10%  of  the  shares  offered  in  the
                              Subscription  Offering.  Should the Bank  increase
                              the maximum  purchase  limitation  above 5% of the
                              Common  Stock  offered,   persons  who  previously
                              subscribed  for the maximum  number of shares will
                              be  given  the   opportunity   to  subscribe   for
                              additional  shares.  The  aggregate  purchases  of
                              directors   and   executive   officers  and  their
                              associates  may not exceed 31% of the total number
                              of shares offered in the Offering.  These purchase
                              limitations   do   not   apply   to   the   Bank's
                              Tax-Qualified Employee Plans.

Expiration Date of            All   subscriptions   for  Common  Stock  must  be
Subscription and Community    received by Noon, local time on June ___, 1998.
Offerings

How to Subscribe for Shares   For  information  on how to  subscribe  for Common
                              Stock being offered in the Offering, please read the Prospectus and the Stock Order Form and instructions accompanying this Proxy Statement.
                              Subscriptions will not become effective until the Plan of Reorganization has been approved by the Bank's members and all of the Common Stock offered in the Offering has been subscribed for or sold in the Offering or through such other means as may be approved by the OTS.

Price of Common Stock         All sales of Common Stock in the Offering  will be
                              made  at  the  same  price  per  share   which  is
                              currently  expected  to be $10.00 per share on the
                              basis of an independent appraisal of the pro forma
                              market  value  of the Bank  and the  Company  upon
                              Reorganization.   See  "The   Reorganization   and
                              Offering--Procedure for Purchasing Shares" in the Prospectus.

Tax Consequences              The Bank has  received an opinion from its special
                              counsel,  Luse  Lehman  Gorman  Pomerenk & Schick,
                              P.C.,   stating  that  the   Reorganization  is  a
                              nontaxable     reorganization     under    Section
                              368(a)(1)(F) of the Internal Revenue Code of 1986,
                              as  amended  (the  "Code").   The  Bank  also  has
                              received an opinion from Radics & Co., LLC stating
                              that  the   Offering   will   not  be  a   taxable
                              transaction for New Jersey income tax purposes.

Required Vote                 Approval  of  the  Plan  of  Reorganization   will
                              require the affirmative vote of a majority of all votes eligible to be cast at the Special Meeting.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.

     The Bank is currently organized in mutual rather than stock form, meaning that it has no stockholders and no authority under its federal mutual charter to issue capital stock. The Bank's Board of Directors has adopted the Plan of Reorganization providing for the Reorganization. The sale of Common Stock of the Company, which will be formed to become the holding company of the Bank, will substantially increase the Bank's net worth. The Company will exchange a portion of the net proceeds from the sale of the Common Stock for the common stock of the Bank to be issued upon Reorganization. The Company expects to retain the balance of the net proceeds (up to 50%), as its initial capitalization of which the Company intends to lend funds to the Employee Stock Ownership Plan, a tax-qualified employee stock benefit plan of the Bank, to fund its purchase of Common Stock. This increased capital will support the expansion of the Bank's financial services to the public. The Board of Directors of the Bank also believes that the conversion to stock form and the use of a holding company structure will enhance the Bank's ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and will facilitate its future access to the capital markets.

     The Board of Directors of the Bank believes that the Reorganization will further benefit the Bank by enabling it to attract and retain key personnel through prudent use of stock-related incentive compensation and benefit plans. See "Management of the Bank--Benefit Plans" in the accompanying Prospectus.

     Voting in favor of the Plan of Reorganization will not obligate any person to purchase any Common Stock.

     THE OTS HAS APPROVED THE PLAN OF REORGANIZATION SUBJECT TO THE APPROVAL OF THE BANK'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF REORGANIZATION BY THE OTS.

              INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING


     The Board of Directors of the Bank has fixed June ___, 1998 as the voting record date ("Voting Record Date") for the determination of members entitled to notice of the Special Meeting. All Bank depositors are members of the Bank under its current charter. All Bank members of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor (including IRA account beneficiaries) will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Bank as of the Voting Record Date, up to a maximum of 1000 votes. Each borrower of the savings bank as of December 10, 1986 shall be able to cast one vote as a borrower member as long as such borrower's borrowings as of December 10, 1986 remain outstanding as of the Voting Record Date. Joint accounts shall be entitled to no more than 1000 votes, and any owner may cast all the votes unless notified in writing. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his own name, each person would be entitled to 1000 votes for each separate account and they would together be entitled to cast 1000 votes on the basis of the joint account. Where no proxies are received from IRA beneficiaries, after due notification, the Bank, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan. of Reorganization.

     Approval of the Plan of Reorganization requires the affirmative vote of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. As of June __, 1998, the Bank had _____ members who were entitled to cast a total of ______ votes at the Special Meeting. Bank members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Bank, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person. All properly executed proxies received by the Board of Directors of the Bank will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Reorganization. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

     If a proxy is not executed and is returned or the member does not vote in person, the Bank is prohibited by OTS regulations from using a previously executed proxy to vote for the Reorganization. As a result, failure to vote may have the same effect as a vote against the Plan of Reorganization.

     To the extent necessary to permit approval of the Plan of Reorganization, proxies may be solicited by officers, directors or regular employees of the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their expenses incurred in connection with such solicitation. The Bank will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.

                       PRINCIPAL EFFECTS OF REORGANIZATION

     Depositors. The Reorganization will not change the amount, interest rate, withdrawal rights or federal insurance protection of deposit accounts, or affect deposit accounts in any way other than with respect to voting and liquidation rights as discussed below.

     Borrowers. The rights and obligations of borrowers under their loan agreements with the Bank will remain unchanged by the Reorganization. The principal amount, interest rate and maturity date of loans will remain as they were contractually fixed prior to the Reorganization.

     Voting Rights of Depositors. Currently in the Bank's mutual form, members have voting rights and may vote for the election of directors. Following the Reorganization, members will cease to have voting rights in the Bank, but will have voting rights in the Mutual Company. All voting rights in the Bank will be vested in the Company as the Bank's sole shareholder. Voting rights in the Company will be vested exclusively in its shareholders, with one vote for each share of Common Stock. The Mutual Company will at all times own a majority of the Common Stock.

     The Bank. Under federal law, the stock savings bank resulting from the Offering will be deemed to be a continuation of the mutual savings bank rather than a new entity and will continue to have all of the rights, privileges, properties, assets and liabilities of the Bank prior to the Reorganization. The Reorganization will enable the Bank to issue capital stock, but will not change the general objectives, purposes or types of business currently conducted by the Bank, and no assets of the Bank will be distributed in order to effect the Reorganization, other than to pay the expenses incident thereto. After the Reorganization, the Bank will remain subject to examination and regulation by the OTS and will continue to be a member of the Federal Home Loan Bank System. The Reorganization will not cause any change in the executive officers or directors of the Bank.

     Tax Consequences. The Bank intends to proceed with the Reorganization on the basis of an opinion from Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the
Reorganization. The opinion is based, among other things, on certain representations made by the Bank. See the section of the Prospectus entitled "The Reorganization and Offering--Federal and State Tax Consequences of the Reorganization" which is incorporated herein by reference.

     With respect to New Jersey taxation, the Bank has received an opinion from Radics & Co., LLC to the effect that, assuming the Reorganization does not result in any federal taxable income, gain or loss to the Bank in its mutual or stock form, the Company, the account holders, borrowers, officers, directors and employees and Tax-Qualified Employee Plans of the Bank, the Offering should not result in any New Jersey income tax liability to such entities or persons.

Approval, Interpretation, Amendment and Termination

     Under the Plan of Reorganization, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Reorganization is subject to the satisfaction of the following conditions: (a) approval of the Plan of Reorganization by members of the Bank casting at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of all of the Common Stock to be offered in the Offering; and (c) receipt of favorable rulings or opinions of counsel as to the federal and New Jersey tax consequences of the Reorganization.

     The Plan of Reorganization may be substantively amended by the Boards of Directors of the Bank and the Company with the concurrence of the OTS. If the Plan of Reorganization is amended, proxies which have been received prior to such amendment will not be resolicited unless otherwise required by the OTS. Also, as required by the federal regulations, the Plan of Reorganization provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Bank alone at any time prior to the Special Meeting and may be terminated by the Board of Directors of the Bank at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan of Reorganization by the members of the Bank at the Special Meeting. All interpretations by the Bank and the Company of the Plan of Reorganization and of the Stock Order Forms and related materials for the Offering will be final, except as regards or affects the OTS.

Judicial Review

     Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C. ss.1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the Bank's members to vote on the Plan of Reorganization described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.

                             ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan of Reorganization, financial statements of the Bank and a description of the capitalization and business of the Bank and the Company, including the Bank's directors and executive officers and their compensation, the anticipated use of the net proceeds from the sale of the Common Stock and a description of the Common Stock, is intended to help you evaluate the Reorganization and is incorporated herein by this reference.

     YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED

YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     If you have any  questions,  please  call our Stock  Information  Center at
(732) 499-____.

     IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

     THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            AXIA FEDERAL SAVINGS BANK

                        FOR A SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON JUNE ___, 1998


     The undersigned member of Axia Federal Savings Bank (the "Bank"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank, to be held at the main office of the Bank, located at 1410 St. Georges Avenue, Avenel, New Jersey on June ___, 1998, at _____ p.m., local time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

                         FOR [ ]            AGAINST [ ]

     1. The approval of a Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization") pursuant to which the Bank will be reorganized into the mutual holding company structure. As part of the Plan, the Bank will convert to a federally-chartered stock savings association which will be wholly-owned by Axia Bancorp, Inc., a newly-formed federal corporation (the "Company"). Pursuant to the Plan of Reorganization, the Company will issue 53% of its to be outstanding shares of common stock to Liberty Financial Services, MHC, a federal mutual holding company that will be formed pursuant to the Plan of Reorganization, and offer for sale to certain depositors 47% of its to be outstanding shares of common stock; and


          Such other business as may properly come before the Special Meeting of any adjournment thereof.

NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated May ___, 1998, prior to the execution of this Proxy.


                                      Date _____________________________________


                                      Signature ________________________________


     NOTE:  Only one signature is required in the case of a joint account.



--------------------------------------------------------------------------------

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------